                                                                    Exhibit 99.2



      Transcript of Q2 FY2004 Biopure Corporation Earnings Conference Call


CORPORATE PARTICIPANTS
Douglas Sayles
Biopure Corporation - Director of Corporate Communications

Frank Murphy
Biopure Corporation - Interim CEO

Ron Richards
Biopure Corporation - CFO & SVP, Business Development

CONFERENCE CALL PARTICIPANTS
Gabe Hoffman
Accipiter - Analyst

Richard Ozzie
National Direct - Analyst

Mark Cutlaff
Analyst

Carmen Micelli
Investor

John Carey
Investor

Larry Mizzone
Maxin Group - Analyst

Limon Heard
Investor

Rick Peatra
Investor

Stephen Nubroff
New England Pension - Analyst

PRESENTATION

--------------------------------------------------------------------------------
Operator

 Good day ladies and gentlemen, and welcome to the Biopure Corporation second quarter financial results conference call. [OPERATOR INSTRUCTIONS]

I would now like to introduce you to the host for this conference, Mr. Douglas Sayles, Director of Corporate Communications. Sir, you may begin.


--------------------------------------------------------------------------------
 Douglas Sayles  - Biopure Corporation - Director of Corporate Communications

 Thank you and I'd like to thank everyone for joining us today. I would like to welcome you to our second quarter financial results conference call for the period ending April 30. Today we're going to report on our financial results for this period and briefly discuss the company's activities, after which our interim CEO will answer a few questions.

Before we begin, I'd like to point out that during the call, we may make projections and other forward-looking statements, which will involve risks and uncertainties that could cause the company's actual results and performance to differ materially from those projected.

A condensed list of factors appears at the end of today's press release, which crossed the wire between 4 and 4:05 p.m. and you can also access that on the Internet at Biopure.com.

A more comprehensive discussion occurs on our SEC filings, which you can also access at Biopure.com. I'd like to turn the call now over to our interim CEO, Frank Murphy.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Good afternoon. I'm Frank Murphy, the interim CEO of the company. Thanks for joining me and my first opportunity to participate in a call with investors in my new role. On the line with me is Ron Richards, our CFO, and he will help answer any questions if I'm not up to it.

First, I'd like to discuss the results of our second fiscal quarter, then open the line for questions. For our second fiscal quarter we have reported a net loss of $12 million, or 25 cents a share, compared to a net loss of $11.7 million, or 35 cents a share last year.

Our revenues were primarily from Oxyglobin, our veterinarian product and we're $893,000 down from $2 million last year when we were filling substantial backorders.

While our Oxyglobin sales for the first six months of fiscal 2004 compare favorably to our historical performance, our sales of Oxyglobin going forward will be significantly lower than they have been.

The workforce reduction in October 2003 and the reduction announced in February and implemented in April of 2004 have reduced our manufacturing capacity significantly. Our current manufacturing staff is at about the lowest level possible to keep the operation viable.

Increasing staffing in order to sell more Oxyglobin results in incremental manufacturing costs higher than the revenue that would be realized from the increased shipments. The results of these--of the October reduction in force is reflected in the reduction of cost of revenues by about $2 million for the first six months of fiscal 2004.

Our R&D and SG&A expenses have actually been higher this last year even though we've reduced our sales and marketing expenses significantly.

This has been primarily due to the spending on our FDA response, including the animal studies that are now under way, the cardiac trial in Europe, our settlement of the Steelhead litigation and increased legal fees related to the SEC inquiry.

Going forward, our sales and marketing expenses will be reduced even further and we expect insurance to begin covering legal expenses. Our spending on the FDA response and the cardiac trial in Europe will continue for the next two quarters and we may begin to spend on our phase II in hospital trauma trial in South Africa next month.

We continue to look for areas in which to reduce costs while still being able to keep manufacturing viable and to continue clinical development. In the near term, our highest priorities are to raise additional capital, to resolve the regulatory issues surrounding Hemopure in the United States and to recruit a new CEO.

By the fall we plan to address the FDA safety and efficacy questions and to determine the best clinical and regulatory path forward for Hemopure.

Since it is likely that we'll have to conduct one or more additional clinical trials before the FDA will consider approving Hemopure, we're going to evaluate all of the clinical and regulatory opportunities in front of us, not just the orthopedic surgery anemia indication that we filed our BLA for.

To that end, we're engaged in the early stages of clinical development for indications in both trauma and cardiology.

The trauma program includes our efforts with the U.S. Naval Medical Research Center and the phase II in-hospital trial in South Africa and the cardiology program has begun with our phase II safety and feasibility study now underway in Europe. Now I'd like to open up the call and give you the opportunity to ask questions.

QUESTION AND ANSWER


--------------------------------------------------------------------------------
Operator

 Thank you. [OPERATOR INSTRUCTIONS]

Our first question comes from Gabe Hoffman from Accipiter.

--------------------------------------------------------------------------------
 Gabe Hoffman  - Accipiter - Analyst

 Good afternoon, gentlemen. Thank you for taking the question. Just a couple of balance sheet questions. In the $11 million and change--$11.9 million in cash as of April 30, '04, is any of that restricted cash?

And then if you could give us a little more color on what are listed as the $5.4 million in total current liabilities, what, exactly, if you could be a little more specific about what that encompasses as well as the $9.8 million in long term debt if there are any covenants or other things attached to any of the company's liabilities.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 I'll start to answer the question and then Ron can jump in if he has anything to add. Of the $11.9 million, there's only a couple hundred thousand dollars that is a--restricted, which is basically a item in the mortgage for the building here at 11 Hurley for potential roof repairs.

So really, 99% of the $11.9 is free cash for us. The $9.8 million, that's in long term debt, is not real debt, it's an accounting thing, really.

What we have done in 2001 and part of 2003, we were engaged in designing a significantly larger manufacturing facility that we would use once we had approval and to reduce the cost of manufacturing and increase our capacity.

The arrangement that we were working on for financing that plant would have been a capital lease, so what we have on our balance sheet is something like $13 million worth of design and engineering for a brand new plant.

We have an escrow or a deposit that's listed for that--for about $10 million of that and the offsetting debt to that deposit because we started out accounting for it as a reflection of what would happen when we had a capital lease at the end of a construction period.

So at a point in time where we would disengage ourselves from the arrangements we have for seeking financing, which are rather inactive at this point in time anyway. What would happen would be that the deposit and the debt would disappear and we would be left with the fixed asset for the engineering and design.

The $5.4 million were the current liabilities, the vast majority of that is normal accounts payable and accrued expenses as we go forward, which is just the normal part of--

--------------------------------------------------------------------------------
 Ron Richards  - Biopure Corporation - CFO & SVP, Business Development

 Working capital and normal expenses.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Yes. OK?

--------------------------------------------------------------------------------
 Gabe Hoffman  - Accipiter - Analyst

 OK, great. Thank you guys. Helpful.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Richard Ozzie (ph) from National
Direct.

--------------------------------------------------------------------------------
 Richard Ozzie  - National Direct - Analyst

 Hey, good afternoon, gentlemen. I just wanted to inquire about the progress that financing for the South Carolina plant, but I think that answer--that question may have been just answered from the previous question.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Yes, I can go a little bit further though, and that is that at this point in time with the uncertainty about when we would get an approval we are not pursuing the financing with any activity.

We have remained committed to building a plant in Sumter, South Carolina and the community and the political establishment of South Carolina has remained in very strong support to us so our intention is when things are clearer we would then begin to pursue financing again.

--------------------------------------------------------------------------------
 Richard Ozzie  - National Direct - Analyst

 All right. Thanks for your answer.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 OK.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Mark Cutlaff (ph) (inaudible).

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 I'm sorry, that first name again?

--------------------------------------------------------------------------------
 Mark Cutlaff Analyst

 My name is Mark and my question, sir, is quite simply about the stock. Should I be thinking in terms of selling my stock based upon the premise that you may be in the near future or far future considering chapter 11 or should I hang on because I know this is a good company, which is why I originally invested in it.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Well I can't advise you whether to hold on or sell your stock, but what I can say is that at this point in time we're not considering chapter 11.

What we are considering is raising additional funds to get us past the next six or seven months when we will have addressed the safety and efficacy concerns that the FDA has raised by completing the animal studies, and answering certain of their questions.

And we will have completed the phase II cardiology trial and most likely completed the phase II trauma trial and we'll have a much clearer direction and a story to be able to tell about exactly how we're going to capitalize on the very good product that we have and go forward.

--------------------------------------------------------------------------------
 Mark Cutlaff Analyst

 So that is your professional opinion then?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 That's my professional opinion.

--------------------------------------------------------------------------------
 Mark Cutlaff Analyst

 Thank you very much.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Carmen Micelli (ph), a private investor.

--------------------------------------------------------------------------------
 Carmen Micelli Investor

 Hi. Good afternoon. Thank you. I have a question regarding the news release that showed up between 4 o'clock, 4:05. And this was where it said the FDA had questions regarding the collection and tabulation of data from source documents at 78 clinical trials in the United States and abroad.

Most of these documents have been collected, data is currently being sorted, tabulated and analyzed.

My question relates to why is it being collected now as compared to being collected previously when these trials were ongoing or finished and submitted to the FDA. And what effect does this data or will this data have on the future of FDA's approval of Biopure's product?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 To the best of my knowledge it is not normal to have all of the source documents in the company's hands. Those reside with the institution that did the trial and data is collected through a case report form in order to populate the statistical database and that is what is presented along with the analyses to the FDA.

The FDA requested us to collect the source documents so that they could look at them and look at them in more detail then what was recorded on the case report forms.

And some of their questions that we are in the process of analyzing and tabulating the data to answer--we needed the more detailed information than resides on the case report forms as well.

So we had no reason to collect them prior to the FDA asking the questions and because they're at 78 sites and in South Africa, the United States and quite a few locations here and in Europe and some of them are quite a long time ago. It wasn't just last year that there'd been time-consuming in order to find them and collect them.

--------------------------------------------------------------------------------
 Carmen Micelli Investor

 So the source data contains information which is pivotal to the approval of your product?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Yes, because what's needed for satisfying some of the questions that the FDA answered. Asked, I'm sorry, that the FDA asked.

--------------------------------------------------------------------------------
 Carmen Micelli Investor

 How long do you think this process will take?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 What we said in the press release and what we believe is that by the fall we will have the results of--or, sufficient results from the animal studies that we are running that the FDA required us to run and the answers to the safety and efficacy questions.

We will be able to engage them in that discussion and our goal is to then have the ability to go ahead with further clinical trials and by that time we also expect that we will have determined exactly what clinical and regulatory path is the best one for us to be pursuing, and it could be continuing with the orthopedic surgery indication and the BLA that we filed, it could be going in a different direction.

--------------------------------------------------------------------------------
 Carmen Micelli Investor

 Before that set of clinical trials that was--that you're out there collecting the source data for, what direction did the FDA give you with regard to endpoint or pivotal data that they wanted you to accomplish in order to submit the BLA?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 There were a series of safety and efficacy endpoints. The primary safety endpoint was a measurement of a safety index against transfused blood or red blood cells and the efficacy, the primary endpoint was to eliminate the use of red blood cells in at least 35% of the patients who received Hemopure.

We met that, in fact, we exceeded the efficacy one by quite a bit, but those are only the primary ones and there's the FDA, given this is a first in class product and there is competitors who have had problems over the years, is being very, very careful in investigating and looking at everything that we have done in great detail.

--------------------------------------------------------------------------------
 Carmen Micelli Investor

 Thank you. I appreciate your help with that answer.

--------------------------------------------------------------------------------
Operator

 Thank you.  [OPERATOR INSTRUCTIONS]

Our next question comes from John Carey (ph), an individual shareholder.

--------------------------------------------------------------------------------
 John Carey Investor

 Gentlemen, somber day, but three quick questions. One on the Naval Research. How is that going? Two, is the gentleman you had spoken about on the last conference call about helping you get through the FDA paperwork still onboard?

And three, it seems that all of your time and ability right now is going into Hemopure and is Oxyglobin going to continue or is that going to be a product that is only going to be--is not the one that's going to save the company? I guess that's my question.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 OK. As far as the Naval Medical Research Center project, the Navy does have primary responsibility for designing and getting acceptance over protocol and conducting the out of hospital trial here in the U.S.

They did meet along with academic trauma experts and us, a couple of us, as observers with the FDA and a preliminary discussion of a proposed protocol and they haven't filed their IND yet but we are working with them to move the project forward.

So it is a pretty high priority for them and the money--the trial will be funded by both military and government dollars, so our part of it will be our time and things, but it seems to us like it's going pretty well and it's a project that has the backing of the people who are going to be involved in executing it that'll help us tremendously.

As far as Oxyglobin. Oxyglobin is a wonderful product for the treatment of canines and other species. Unfortunately, with our manufacturing process it costs more to make as the only product you have then we could sell it for.

Our manufacturing process is heavy on fixed costs because it's a batch oriented automatic high-volume kind of process. So Oxyglobin as an adjunct to a business that is primarily Hemopure can be very nice and profitable for us. Oxyglobin alone is not something that will save the company in any way.

So what our aim is, is to keep it viable just like we're keeping our manufacturing operation viable, so we don't spend too much money and keep it alive and it certainly is the inventory we already have made is a contribution to our cash and so for the near future we'll keep it alive, and once we get on the track with Hemopure and have a reason to begin manufacturing that again, then Oxyglobin become a better thing.

I'm not sure who you meant about who was onboard on the regulatory thing but most likely it was David Zukero (ph), and David is still a consultant with us. He is our adviser on regulatory affairs. He represents us when we contact the FDA, when that kind of a thing is necessary, and he is certainly contributing to the strategy and how we go forward.

--------------------------------------------------------------------------------
 John Carey Investor

 Thank you. One quick question on the military. You had said they hadn't filed yet. Have they given you any kind of timetable? I'm not asking specific timetable, and I don't think you can tell me that, but have they given you a timetable on when they're going to be doing that?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 No, they haven't, but I can only say that it is certainly a priority for them and they are doing everything they can to get the program through all the steps that's necessary.

There's a lot of interaction with the FDA on something like this and then given that it's an out of hospital trial, there will be a whole program of the waiver and form consent and that kind of thing once it is approved and we can go forward. So, I'm sorry, but I can't give you a timetable.

--------------------------------------------------------------------------------
 John Carey Investor

 Thank you.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Larry Mizzone (ph) from the Maxin Group
(ph).

--------------------------------------------------------------------------------
 Larry Mizzone  - Maxin Group - Analyst

 Hi, how you doing?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 OK.

--------------------------------------------------------------------------------
 Larry Mizzone  - Maxin Group - Analyst

 All right. Actually I have two or three questions. First one being do you feel confident that the next level of financing will be achieved for your company, and also, when do you expect the completion of these trials?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 OK. I am confident that we're going to be able to raise the money to get us through the next several months, or the next six or seven months. It's a matter of how we do it and we're assessing all the opportunities we have.

We had filed a shelf, which should be effective next week and that gives us the flexibility to take advantage of lots of different kinds of opportunities.

We also are looking at a--with more priority than we have, the company has, in the past--at potential licensing deals or strategic partners, although that's probably a little far away for something that could be implemented immediately.

But I am confident we can do that and I am also confident that once we get these thing accomplished that we'll have the right kind of tales to tell to do an even better job of raising money.

As far as the completion of the trials, as you said, I guess the one thing that I can say for certain is that the animal studies that the FDA required will be finished enough to report results to the FDA by the fall and completed with their final reports probably in the late fall.

The trial in Europe on cardiology, we expect to be finished in the September timeframe and the trauma trial, even though we go ahead in May with the trauma trial in South Africa, that would be finished in November, so...

--------------------------------------------------------------------------------
 Larry Mizzone  - Maxin Group - Analyst

 Also, I think companies, without mentioning names, in the biotech field in the past that have seen similar type of challenges like your own partner up, I guess in the final stages maybe looking for a way to turn themselves around with some larger pharmaceuticals. Do you see that as a potential to happen for you folks?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 In the past there hasn't been very much interest in a product as a blood substitute, however in a product application that has a more direct benefit, like in the trauma are and like when the product is used as a drug in something that could be a cardioprotective agent like we are looking at the feasibility of in this trial or something that would not go against blood but go to use the properties as a tissue oxygenator.

In those areas a partnership probably is more likely. So that's being taken into consideration as we look at exactly where we should be putting our dollars in clinical development at this point in time.

--------------------------------------------------------------------------------
 Larry Mizzone  - Maxin Group - Analyst

 Excellent, thank you very much.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Limon Hurd (ph), a shareholder.

--------------------------------------------------------------------------------
 Limon Heard Investor

 Your conversations with the FDA, is that something you do or do you have somebody in staff?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 No, I don't do it. In fact, I haven't had the opportunity--the conversations with the FDA in my short tenure here as the interim CEO have been on the animal studies and the protocols for them which is something that is much better done by our scientists. What we will do is to have our clinical and regulatory people, both outside consultants and our internal people be the main contacts with the FDA, and as the CEO I think I should be managing that process rather than directly participating in it.

--------------------------------------------------------------------------------
 Limon Heard Investor

 Right. Right at the momemnt for the last two or three months there has not just been one person in conversation with the FDA, is that true?

--------------------------------------------------------------------------------
 Douglas Sayles  - Biopure Corporation - Director of Corporate Communications

 This is Doug Sayles. I'd just like to point out that the FDA has different groups within it so you would pick certain interfaces at the company. For example, one group of people may be negotiating the details of the pre-clinical work whereas another group of people may be talking about clinical issues. Obviously we have regulatory people that are involved in all those conversations.

--------------------------------------------------------------------------------
 Limon Heard Investor

 How close are you to finding a CEO?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 We have an active search process. We have had a couple of candidates who have come here and met the people here. We have one that is interested and there is two hurdles. One is the financing and the other is a need for them to really think and look into the SEC inquiries. But I think that it'll take a few more months before we find somebody.

--------------------------------------------------------------------------------
 Limon Heard Investor

 Thank you very much.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 OK.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Rick Peartra (ph), an investor.

--------------------------------------------------------------------------------
 Rick Peatra Investor

 Hello, sir.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Hi.

--------------------------------------------------------------------------------
 Rick Peatra Investor

 Hi, I wasn't anticipating asking any questions today but it seems like our banking analysts have deserted us. In South Africa we had an arrangement with a distributor which we decided to pull away from?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 Yes.

--------------------------------------------------------------------------------
 Rick Peatra Investor

 You recall that and they were going to try to sell Hemopure with a new distributor. Did anything happen with that?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 We haven't managed to complete the unentangling with the prior distributor, or actually, the prior partner was the owner of about 40% of the private hospitals in South Africa.

--------------------------------------------------------------------------------
 Rick Peatra Investor

 Right.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 So we are not selling any units yet, we have to completely unentangle ourselves. Our negotiations with them have not progressed anywhere near like we would have liked them to. In the meantime, we are still having the product that we had shipped down there offered for free to surgeons, so clinical use is still happening.

We are being able to get only anecdotal but still very interesting information that can guide us in the future for areas to develop in and the success of the use of the product has been pretty good.

--------------------------------------------------------------------------------
 Rick Peatra Investor

 That's great, I appreciate you taking my question.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Stephen Nubroff (ph) with New England Pension.

--------------------------------------------------------------------------------
 Stephen Nubroff  - New England Pension - Analyst

 A question I think you may have answered it three questions ago but I don't have good clarity on it.

In your statment that it's likely Biopure will need to conduct one more additional human trial, clinical trial, before the FDA considers approving Hemopure--and I was curious as to when is that trial to begin and complete and how will that affect if you do get the late fall on the animal studies done and all this other gathering, at these 78 sites.

What point--and how does that play into it in terms of time to market for Hemopure if you're able to get the other things out of the way?

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 First of all, what we believe is that we need to propose to the FDA what we will do as part of the answers to their questions and if some of the explanations that they're asking for are hypotheses we'll have to prove those.

One of the things that is said on the press release is that because we think it's likely we'll have to do additional trials, it's appropriate that we look at all of the opportunities that we have in trauma and the cardiology area, where we're doing some things right now, could become actually just as fast, if not faster, time-to-market.

How long it takes to get to market will depend on whether we believe we have to do a small phase II trial and then another larger phase III trial, or whether we will have to do some sort of confirmatory trial that may be smaller than what our pivotal trial was and we're not sure of those answers yet.

That's part of what we're developing as we have people answering the appropriate questions. We also have people who are both physicians on the outside and internal people really investigating what kind of opportunities there are in these other indications, and we have a small business development group so that we can add a commercial side to that equation so that we do make a good decision.

--------------------------------------------------------------------------------
 Stephen Nubroff  - New England Pension - Analyst

 OK, well...

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 And the other thing is that we believe that it would be faster to market if we do a propose and try to do a trial proactively rather than having the FDA take answers to the question and do a review and then come back to us and tell us what they need to do, so getting all of our ducks in a row and proposing something to them we believe is going to be the fastest way to market. But it's not going to be anytime early next year, for sure.

--------------------------------------------------------------------------------
 Stephen Nubroff  - New England Pension - Analyst

 OK, thank you.

Operator

 Thank you. I show no further questions on the phone lines.

--------------------------------------------------------------------------------
 Frank Murphy  - Biopure Corporation - Interim CEO

 OK, well then thanks everybody for the call and I can't say whether I really hope I'm on the next one or whether I'm not. I think we'll see what happens, but, as I said, one of the higher priorities is recruiting a new CEO and we'll see where we are. Thank you again.

--------------------------------------------------------------------------------
DISCLAIMER
CCBN reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES CCBN OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

(C) 2004, CCBN, Inc. All Rights Reserved.